BGSF, Inc. Reports First Quarter 2024 Financial Results
Generated $7.4 Million of Operating Cash Flow

PLANO, Texas – (May 8, 2024) – BGSF, Inc. (NYSE: BGSF), a growing provider of consulting, managed services, and professional workforce solutions, today reported financial results for the first fiscal quarter ended March 31, 2024.

Q1 2024 Highlights from Operations:
•Revenues were $68.8 million for 2024, compared to $75.3 million for 2023.
•Gross profit was $23.4 million, from $26.8 million in 2023.
•Operating income was $0.4 million in 2024, up from an operating loss of $20.7 million, which included a one-time non-cash impairment of $22.5 million related to trade name intangible assets from the branding to BGSF for all entities. The after-tax impact was $16.9 million or $1.58 per diluted share, using the effective tax rate.
•Net loss was $0.8 million, or $0.07 per diluted share, versus net loss of $16.5 million, or $1.54 per diluted share in 2023, primarily due to the trade name impairment.
•Adjusted EBITDA1 was $2.7 million (3.9% of revenues) in 2024 from $4.3 million (5.6% of revenues) in 2023.
•Adjusted EPS1 was $0.07 for 2024 compared with $0.16 for 2023.

Beth A. Garvey, Chair, President, and CEO, said, “Our first quarter results aligned with expectations, and we are encouraged by recent activity in higher-end consulting. The Professional division has experienced meaningful progress each month this year with IT consulting and other IT-related tool deployments, and we are benefiting from BGSF’s enhanced Workday strategic partnership. In addition, the Professional segment landed senior-level projects, managed solutions, and permanent placements as we continue to leverage important Horn Solutions relationships. We are utilizing technology in the Property Management division to penetrate existing markets. Although Property Management is facing industry competition for the first time, we believe that our strategic transition of the sales organization using stronger results-oriented compensation plans, will drive meaningfully improved sales performance starting in 2024.

“The current macro environment and economic cycle are different than prior cycles, and we believe that our planned business transformation positions us to begin to significantly grow our business in high-value ERP selection, implementation, and project consulting, as well as managed solutions, nearshore and offshore accounting and software engineering, and project management of data security and mobile. We are very excited to provide recognized and highly differentiated offerings, expertise, and next-gen solutions and services, and we are confident that our business is well positioned to generate cash flow and create long-term value for shareholders,” concluded Garvey.

1 Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures as defined and reconciled below.

Conference Call
BGSF will discuss its first quarter 2024 financial results during a conference call and webcast at 9:00 a.m. ET on May 9, 2024. Interested participants may dial 1-844-481-3017 (Toll Free) or 1-412-317-1882 (International). A replay of the call will be available until May 16, 2024. To access the replay, please dial 1-877-344-7529 (Toll Free), or 1-412-317-0088 (International) and enter access code 8216166. The live webcast and archived replay are accessible from the investor relations section of the Company’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

About BGSF
BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Solutions, and Property Management. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 121st largest U.S. staffing company and the 52nd largest IT staffing firm in 2023. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

GAAP FINANCIAL MEASURES

Portions of the following tables have been derived from our unaudited consolidated financial statements and summarize key components of our statements of operations for the periods indicated, as well as a reconciliation of revenue and operating income (loss) by reportable segment to consolidated results for the periods indicated.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$50	$—
Accounts receivable (net of allowance for credit losses of $761 and $554, respectively)	52,418	56,776
Prepaid expenses	2,502	2,963
Other current assets	6,650	7,172
Total current assets	61,620	66,911

Property and equipment, net	1,255	1,217

Other assets
Deposits	2,106	2,699
Software as a service, net	4,902	5,026
Deferred income taxes, net	7,397	7,271
Right-of-use asset - operating leases, net	4,929	5,435
Intangible assets, net	29,192	30,370
Goodwill	59,151	59,588
Total other assets	107,677	110,389
Total assets	$170,552	$178,517
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$224	$95
Accrued payroll and expenses	14,879	14,902
Line of credit (net of debt issuance costs of $128)	—	24,746
Long-term debt, current portion (net of debt issuance costs of $31 and $0, respectively)	3,369	34,000
Accrued interest	220	438
Income taxes payable	325	282
Contingent consideration, current portion	4,229	4,208
Convertible note	4,368	4,368
Lease liabilities, current portion	1,871	2,016
Total current liabilities	29,485	85,055

Line of credit (net of debt issuance costs of $333)	19,667	—
Long-term debt, less current portion (net of debt issuance costs of $253)	30,347	—
Contingent consideration, less current portion	4,046	4,112
Lease liabilities, less current portion	3,454	3,814
Total liabilities	86,999	92,981

Commitments and contingencies
Preferred stock, $0.01 par value per share, 500,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 19,500,000 shares authorized 10,928,763 and 10,887,509 shares issued and outstanding, respectively, net of treasury stock, at cost, and 3,930 shares, respectively.	52	52
Additional paid in capital	68,999	68,551
Retained earnings	14,502	16,933
Total stockholders’ equity	83,553	85,536
Total liabilities and stockholders’ equity	$170,552	$178,517

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and dividend amounts)

	Thirteen Weeks Ended
	March 31, 2024	April 2, 2023
Revenues	$68,765	$75,316
Cost of services	45,327	48,532
Gross profit	23,438	26,784
Selling, general and administrative expenses	21,016	23,212
Impairment losses	—	22,545
Depreciation and amortization	2,007	1,757
Operating income (loss)	415	(20,730)
Interest expense, net	(1,235)	(1,200)
Loss before income taxes	(820)	(21,930)
Income tax benefit	28	5,464
Net loss	$(792)	$(16,466)

Net loss per share:
Basic	$(0.07)	$(1.54)
Diluted	$(0.07)	$(1.54)

Weighted-average shares outstanding:
Basic	10,831	10,712
Diluted	10,831	10,712

Cash dividends declared per common share	$0.15	$0.15

BUSINESS SEGMENTS
(dollars in thousands)
(unaudited)

	Thirteen Weeks Ended
	March 31, 2024		April 2, 2023

Revenue:
Property Management	$24,547	36%	$28,405	38%
Professional	44,218	64%	46,911	62%
Total	$68,765	100%	$75,316	100%

Gross profit:
Property Management	$9,343	40%	$11,347	42%
Professional	14,095	60%	15,437	58%
Total	$23,438	100%	$26,784	100%

Operating income (loss):
Property Management	$3,402		$4,690
Professional -without impairment losses	1,673		2,627
Professional - impairment losses	—		(22,545)
Home office	(4,660)		(5,502)
Total	$415		$(20,730)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	March 31, 2024	April 2, 2023
Cash flows from operating activities
Net loss	$(792)	$(16,466)
Adjustments to reconcile net loss to net cash provided by activities:
Depreciation	94	127
Amortization	1,913	1,630
Impairment losses	—	22,545
Loss on disposal of property and equipment	8	—
Amortization of debt issuance costs	49	46
Interest expense on contingent consideration payable	(45)	22
Provision for credit losses	625	79
Share-based compensation	235	361
Deferred income taxes, net of acquired deferred tax liability	(127)	(5,193)
Net changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	3,733	3,666
Prepaid expenses	462	(784)
Other current assets	513	1,247
Deposits	593	—
Software as a service	180	180
Accounts payable	129	(36)
Accrued payroll and expenses	(24)	(3,014)
Accrued interest	(218)	(103)
Income taxes receivable and payable	52	(310)
Operating leases	1	(58)
Net cash provided by operating activities	7,381	3,939

Cash flows from investing activities
Capital expenditures	(494)	(745)
Net cash used in investing activities	(494)	(745)

Cash flows from financing activities
Net payments under line of credit	(4,874)	(646)
Principal payments on long-term debt	—	(1,000)
Payments of dividends	(1,639)	(1,618)
Issuance of ESPP shares	112	145
Issuance of shares under the 2013 Long-Term Incentive Plan, net of exercises	102	—
Debt issuance costs	(538)	(5)
Net cash used in financing activities	(6,837)	(3,124)
Net change in cash and cash equivalents	50	70
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$50	$70

Supplemental cash flow information:
Cash paid for interest, net	$1,400	$1,183
Cash paid for taxes, net of refunds	$40	$34

NON-GAAP FINANCIAL MEASURES

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and certain non-cash expenses such as impairment losses and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, transaction fees, and certain non-cash expenses such as impairment losses, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Net Loss to Adjusted EBITDA
(dollars in thousands)

	Thirteen Weeks Ended
	March 31, 2024	April 2, 2023
Net loss	$(792)	$(16,466)
Income tax benefit	(28)	(5,464)
Interest expense, net	1,235	1,200
Operating income (loss)	415	(20,730)
Depreciation and amortization	2,007	1,757
Impairment losses	—	22,545
Share-based compensation	235	361
Transaction fees	16	319
Adjusted EBITDA	$2,673	$4,252
Adjusted EBITDA Margin (% of revenue)	3.9%	5.6%

Reconciliation of Net Loss EPS to Adjusted EPS

	Thirteen Weeks Ended
	March 31, 2024	April 2, 2023

Net loss per diluted share	$(0.07)	$(1.54)
Acquisition amortization	0.15	0.13
Impairment losses (pre-tax)	—	2.10
Transaction fees	—	0.03
Income tax expense adjustment	(0.01)	(0.56)
Adjusted EPS	$0.07	$0.16